EXHIBIT 12



                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                              March 31, 1994
                                            ------------------

      Net Income                                  $106,357

      Income Taxes                                  53,399
                                                 ----------
                                                  $159,756
                                                 ----------


      Fixed Charges:
          Interest                                $ 46,951
          Amortization of Debt Discount,
            Expense and Premium                      1,763
          Rentals                                   36,608
                                                 ----------
                                                  $ 85,322

                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $245,078
                                                 ==========



      Ratio of Earnings to Fixed Charges            2.87 X
                                                 ==========